UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Commission File Number: 000-50502

Millennium Healthcare Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	11-3229358
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Garden City Plaza, Suite 440, Garden City, New York 11530

(Address of principal executive offices)

516-628-5500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

On November 4, 2013, Millennium ProComm Solutions Inc. (“ProComm”), a subsidiary of Millennium Healthcare Inc. (the “Company”), entered into an asset purchase agreement (the “Agreement”) with EJ Thompson Central Services Inc. (“Seller”).

Pursuant to the terms of the Agreement, ProComm acquired certain assets consisting of answering service customer accounts and the Seller’s DID lightpath lines.  In consideration, ProComm agreed to pay $17,500.00 and deliver 175,000 restricted shares of the Company’s common stock to the Seller upon closing, which occurred on November 5, 2013.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

The above description of the transactions and agreements discussed herein does not purport to be complete and is qualified in its entirety by the Agreement, attached as Exhibits 10.1 to this Current Report on Form 8-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1 99.1	Asset Purchase Agreement dated November 4, 2013 Press Release dated December 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Millennium Healthcare Inc.

DATE: December 4, 2013	By:	/s/ Dominick Sartorio
Dominick Sartorio
Chief Executive Officer